CONSULTING AGREEMENT

      This Consulting Agreement (this "Agreement"), is made and entered into as of this 10th day of December, 2004 by and between Trinity3 Corporation, a Delaware corporation ("Trinity" or the "Company") and Jeffrey Willmann, an individual ("Willmann" or the "Consultant").

                                    RECITALS

      WHEREAS, the Company wishes to engage the consulting services of Consultant; and

      WHEREAS, Consultant wish to provide the Company with consulting services.

      NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto hereby agree as follows:

1.    CONSULTING SERVICES

      The Company hereby authorizes, appoints and engages the Consultant, and Consultant agrees to be available to consult with the Company's officers and directors over the next four (4) years on projects agreed to in writing by the parties. The Company may request Consultant to work on projects in the following areas (the "Consulting Services"):

      (a) to identify potential acquisition targets for the Company;

      (b) to make and maintain direct contact with the Company clients as requested by the Company and to maintain and develop client relationships;

      (c) to assist in developing new business and client retention strategies in all existing markets; and

      (d) to assist with the production of marketing communications, as requested.

      The scope and limitations of the Consulting Services to be provided by Consultant, and a schedule for each project, will be attached to this Agreement as Exhibit A and entitled a "Consulting Project Order" and be signed by both parties.

2.    TERM OF AGREEMENT

      This Agreement shall be in full force and effect as of the date hereof and extend for a period of up to four (4) years.

3.    COMPENSATION TO CONSULTANT

      The Consultant's compensation for the Consulting Services shall be warrants to purchase up to Three Hundred Thousand (300,000) shares of common stock of the Company as set forth in the Warrant attached hereto as Exhibit B (the "Willmann Consulting Warrant"), and the warrants shall vest with Consultant at a rate of one-fourth (1/4) per year, unless accelerated in accordance with a Consulting Project Order. If this Agreement is terminated by either the Company or Consultant all unvested Warrants will be forfeited.


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

4.    NON-COMPETE AND CONFIDENTIALITY

      (a) Consultant shall not, during the term of this Agreement and for a period of one (1) year immediately following the termination of this Agreement, or any extension of it, for any reason, either directly or indirectly (for purposes of this Section 4 of this Agreement, "Company" shall include any and all of the Company's subsidiaries), and "Business" shall mean the business of the Company as of the date of this Agreement): (i) become associated with, render services to, invest in, represent, advise or otherwise participate in as an officer, employee, director, stockholder, partner, promoter, agent of, consultant for or otherwise, any business which is conducted in the State of California and which is competitive with the Business of the Company or any of its subsidiaries; (ii) for its own account or for the account of any other person or entity, interfere with the Company's relationship with any of its suppliers, material customers, accounts, brokers, representatives or agents;
(iii) call on, solicit, or take away any of Company's customers or potential customers about whom Consultant became aware as a result of Consultant's services to the Company, either for Consultant or for any other person or entity; or (iv) solicit or take away or attempt to solicit or take away any of Company's employees or contractors either for Consultant or for any other person or entity.

      (b) Consultant will maintain in confidence and will not, directly or indirectly, disclose or use, either during or after the term of this Agreement, any Proprietary Information or confidential information or know-how belonging to the Company, whether or not it is in written or permanent form, except to the extent necessary to perform the services under this Agreement. On termination of Consultant's services to the Company, or at the request of the Company before termination, Consultant shall deliver to the Company all material in Consultant's possession relating to the Company's business. The obligations concerning Proprietary Information extend to information belonging to customers and suppliers of the Company about whom the Consultant may have gained knowledge as a result of performing services for the Company.

5.    TERMINATION

      The Company or Consultant may terminate this Agreement at any time, with or without cause, upon written notice to the other party. If either the Company or Consultant terminates this Agreement, with or without cause, any unvested Warrants will immediately be forfeited.

6.    REPRESENTATIONS AND WARRANTIES OF CONSULTANT

      Consultant represents and warrants to and agrees with the Company that:

      (a) This Agreement has been duly authorized, executed and delivered by Consultant. This Agreement constitutes the valid, legal and binding obligation of Consultant, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by applicable federal or state securities laws, and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditor's rights generally; and


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

      (b) The consummation of the transactions contemplated hereby will not result in any breach of the terms or conditions of, or constitute a default under, any agreement or other instrument to which Consultant is a party, or violate any order, applicable to Consultant, of any court or federal or state regulatory body or administrative agency having jurisdiction over Consultant or over any of its property, and will not conflict with or violate the terms of Consultant's current employment or any other arrangements to which Consultant is a party.

7.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company hereby represents, warrants, covenants to and agrees with Consultant that:

      (a) This Agreement has been duly authorized, and executed by the Company and is a binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by applicable federal or state securities laws, except in each case as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditor's rights generally.

8.    INDEPENDENT CONTRACTOR

      Both the Company and the Consultant agree that the Consultant will act as an independent contractor in the performance of his duties under this Agreement. Nothing contained in this Agreement shall be construed to imply that Consultant, or any employee, agent or other authorized representative of Consultant, is a partner, joint venturer, agent, officer or employee of the Company. Neither party hereto shall have any authority to bind the other in any respect vis a vis any third party, it being intended that each shall remain an independent contractor and responsible only for its own actions.

9.    NOTICES

      Any notice, request, demand, or other communication given pursuant to the terms of this Agreement shall be deemed given upon delivery, and may only be delivered or sent via hand delivery, facsimile, or by overnight courier, correctly addressed to the addresses of the parties indicated below or at such other address as such party shall in writing have advised the other party.

If to The Company:         Trinity3 Corporation
                           1920 Main Street, Suite 980
                           Irvine, CA  92614
                           Facsimile (949) 955-1937
                           Attn:  President

If to Consultant:          Jeffrey Willmann
                           6653 Caminito Hermitage
                           La Jolla, CA  92037
                           Facsimile (858) 456-4426


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

10.   ASSIGNMENT

      This contract shall inure to the benefit of the parties hereto, their heirs, administrators and successors in interest. This Agreement shall not be assignable by either party hereto without the prior written consent of the other.

11.   CHOICE OF LAW AND VENUE

      This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws. Any action brought by any party hereto shall be brought within the County of Orange, State of California.

12.   ENTIRE AGREEMENT

      Except as provided herein, this Agreement, including exhibits, contains the entire agreement of the parties, and supersedes all existing negotiations, representations, or agreements and all other oral, written, or other communications between them concerning the subject matter of this Agreement. There are no representations, agreements, arrangements, or understandings, oral or written, between and among the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein.

13.   SEVERABILITY

      If any provision of this Agreement is unenforceable, invalid, or violates applicable law, such provision, or unenforceable portion of such provision, shall be deemed stricken and shall not affect the enforceability of any other provisions of this Agreement.

14.   CAPTIONS

      The captions in this Agreement are inserted only as a matter of convenience and for reference and shall not be deemed to define, limit, enlarge, or describe the scope of this Agreement or the relationship of the parties, and shall not affect this Agreement or the construction of any provisions herein.

15.   COUNTERPARTS

      This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.


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

16.   MODIFICATION

      No change, modification, addition, or amendment to this Agreement shall be valid unless in writing and signed by all parties hereto.

17.   ATTORNEYS FEES

      Except as otherwise provided herein, if a dispute should arise between the parties including, but not limited to arbitration, the prevailing party shall be reimbursed by the non-prevailing party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date.


"Company"                                                    "Consultant"

Trinity3 Corporation,
a Delaware corporation


/s/  Steven D. Hargreaves               /s/  Jeffrey Willmann
-----------------------------------     ----------------------------------------
By:  Steven D. Hargreaves               Jeffrey Willmann
Its: President


/s/  Shannon T. Squyres
-----------------------------------
By:  Shannon T. Squyres
Its: Chief Executive Officer


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

                                    Exhibit A

                            Consulting Project Orders


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

                                    Exhibit B

                           Willmann Consulting Warrant


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